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EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-40457, 333-40459, 333-40461, 333-40333
and 333-43622) of Hypercom Corporation of our report dated July 20, 1999 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated July 20, 1999 relating to the financial statement schedule, which appears in this Form 10-K.

                                      PricewaterhouseCoopers LLP

Phoenix, Arizona
March 26, 2001